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                                                                   EXHIBIT 10.77



         This AGREEMENT, dated as of June 3, 1999, is entered into by and between Ferrofluidics Corporation (the "Company"), a Massachusetts corporation with its principal place of business at 40 Simon Street, Nashua, New Hampshire, and Paul F. Avery, Jr. ("Avery").

         WHEREAS, the Company and Avery entered into that certain Employment Agreement, dated as of June 3, 1998 (the "Employment Agreement"); and

         WHEREAS, the parties hereto desire to set forth certain additional matters relating to Avery's employment with the Company as President, Chief Executive Officer and Chairman of the Board as governed by the Employment Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth herein, the parties hereby agree:

         1. The parties hereby consent, pursuant to Section 2 of the Employment Agreement and effective as of June 3, 1999, to extend the term of the Employment Agreement for a subsequent period of one (1) year, commencing June 3, 1999.

         2. The parties hereby agree and acknowledge that, notwithstanding anything contained in the Employment Agreement to the contrary, following any termination of the Employment Agreement pursuant to Section 5 thereof (termination by Avery of his employment at any time upon sixty (60) days' written notice to the Company), the Company and Avery shall immediately thereafter enter into an agreement pursuant to which Avery shall be engaged as a consultant to the Company. The terms and conditions of such consultancy shall be identical to those set forth in the Consulting Agreement, dated May 1, 1997, between the Company and Avery. Notwithstanding the foregoing, upon the engagement of Avery as a consultant as provided by the foregoing, the Company may also request that Avery continue to serve as the Chairman of the Board of Directors. If the Company so requests, and if Avery agrees to so serve, the Company shall pay Avery an annual retainer of $50,000 for such service for so long as Avery serves in such position. Such retainer shall be in addition to any and all payments to be made to Avery under the consulting arrangement discussed above.


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         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by Avery, as of the date first above written.


                                              FERROFLUIDICS CORPORATION


/s/ Paul F. Avery, Jr.                        By: /s/ Robert P. Rittereiser
-------------------------                         ------------------------------
Paul F. Avery, Jr.                                Robert P. Rittereiser
                                                  Chairman, Compensation
                                                  Committee of the Board of
                                                  Directors